Exhibit 10.9


SETTLEMENT AGREEMENT
--------------------

This Settlement Agreement (the "Agreement") is entered into as of the 20th day of September, 2001 by and among CyPost Corporation, a Delaware corporation with its office at 1281 West Georgia Street, Vancouver, British Columbia, Canada V6E 3J7 ("CyPost"); Kelly Shane Montalban, an individual with an address at P.O. Box 700, Lions Bay, British Columbia, Canada VON 3EO ("KSM"); and Pacific Gate Capital Corporation, a corporation with an address at P.O. Box 700, Lions Bay, British Columbia, Canada VON 3EO ("PGCC").

WHEREAS, several shareholders of CyPost have through their respective counsels, requested that CyPost investigate whether KSM has engaged in transactions in violation of Section l6(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

WHEREAS, CyPost has conducted such an investigation with full cooperation of KSM, who has supplied CyPost with among other things, brokerage statements and accountant's statements; and

WHEREAS, for the purposes of determining KSM's beneficial ownership of CyPost common stock during the period September 20, 1999 (the date on which CyPost became fully reporting under the Exchange Act) through June 15,2001 (the "Recovery Period"), KSM is deemed to be the beneficial owner of all CyPost shares owned by (i) KSM, (ii) KSM's wife, and (iii) PGCC, a corporation owned by KSM.

WHEREAS, at all times during the Recovery Period, KSM was the beneficial owner, directly or indirectly, of more than 10% of CyPost's common stock; and

WHEREAS, during the Recovery Period, KSM and those persons whose ownership of CyPost common stock is attributable to KSM for purposes of Section 16(b) of the Exchange Act, made numerous purchases and sales of CyPost common stock; and

WHEREAS, CyPost determined that numerous violations of Section 16(b) had taken place and, unable to resolve the matter in a timely fashion, CyPost filed a Summons and Complaint against KSM in the United States District Court for the Southern District of New York seeking recovery of KSM's short swing during the Recovery Period (CyPost Corporation v. Kelly Shane Montalban, 01 Civ. (5447) (the "Litigation"); and

WHEREAS, CyPost and KSM have subsequently agreed that the amount of the short swing profits realized by KSM including persons who beneficial ownership of CyPost common stock is attributable to KSM for Section 16(b) purposes, during the Recovery Period is $2,498,449.46 (the "Recoverable Amount"); and


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WHEREAS, KSM has made no purchases or sales of CyPost common stock, directly or indirectly, subsequent to the Recovery Period; and

WHEREAS, KSM as the assignee of Monet Management Group Ltd., is the payee on an 8% demand note dated June 19,2001 issued by CyPost in the principal amount of $1,302,496.30 plus interest accrued until September 20,2001 in the amount of $26,476.97 (the "KSM Note"); and

WHEREAS, KSM has agreed to cancel the KSM Note in partial satisfaction of his
Section 16(b) liability to CyPost; and

WHEREAS, various individuals (the "Noteholders") are the payees on demand notes dated June 19, 2001 issued by CyPost in the aggregate principal amount of $1,017,291.94 together with $15,906.63 in interest accrued on the principal amount from June 19,2001 until September 20,2001 (the "Noteholders Notes"); and

WHEREAS, the Noteholders have assigned their right under the Noteholder Notes to KSM who has agreed to cancel the Noteholders Notes in partial satisfaction of his Section 16(b) liability to CyPost; and

WHEREAS, PGCC is the payee on 8% demand notes dated August 25, 2000 and September 11, 2000, respectively, issued by CyPost in the aggregate principal amount of $25,000 plus accrued interest until September 20,2001 in the amount of $2,066.67 (the "PGCC Notes"); and

WHEREAS, PGCC has agreed to cancel the PGCC Notes in partial satisfaction of KSM's Section 16(b) liability to CyPost; and

WHEREAS, KSM has agreed to pay the balance of the Recoverable Amount by issuing to CyPost, KSM's $109,210.95, 5 year, 5% note and CyPost has agreed to accept the same in accordance with the terms of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt of sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Cancellation of KSM Note.

KSM hereby returns the KSM Note for cancellation and authorizes CyPost to apply the $1,328,973.27 due thereunder to the satisfaction of KSM's Section 16(b) liability to CyPost.

2.

Cancellation of Noteholders Notes.


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KSM hereby returns the Noteholders Notes for cancellation and authorizes CyPost to apply the $1,033,198.57 due thereunder to the satisfaction of KSM's Section 16(b) liability to CyPost.

3.

Cancellation of PGCC Notes.

PGCC hereby returns the PGCC Notes for cancellation and authorizes CyPost to apply the $27,066.67 due thereunder to the satisfaction of KSM's Section 16(b) liability to CyPost.

4.

Issuance of the Note to CyPost.

To satisfy the $109,210.95 balance of KSM's Section 16(b) liability to CyPost, KSM hereby issues his $109,210.95, 5 year, 5% promissory note (the "Balance Note") to CyPost in the form attached hereto as Exhibit A.

5.

Withdrawal of Lawsuit.

In consideration of the Cancellation of the KSM Note, the Noteholders Notes, and the PGCC N9tes and KSM's delivery to CyPost of the Balance Note and upon due execution and delivery to CyPost of all documents called for by paragraphs 1 through 4 above, CyPost will promptly file a Notice of Voluntary Dismissal of the Litigation, without prejudice, pursuant to Rule 41(a) of the Fral Rules of Civil Procedure. In the event of KSM's default under the Balance Note, in addition to its rights and remedies thereunder, CyPost shall be entitled to reinstate or refile the Litigation and pursue such additional remedies as may be available to it therein. It is agreed that the statute of limitations applicable to the claim(s) asserted by CyPost in the Litigation shall be tolled pending payment in full of the Balance Note.

6.

Release.

Effective upon KSM's payment in full of the Balance Note, CyPost releases and discharges KSM, his administrators, heirs, successors and assigns from all actions, cause of action, suits, debts due, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, damages, judgments, claims and demands in law or in equity, which against KSM, CyPost or its successors or assigns ever had, now has, or hereafter can, shall or may have for, upon, or by reason of KSM's liability to CyPost pursuant to Section 16(b) of the Exchange Act, directly or through PGCC or KSM's wife, in any way from the beginning of the world through June 15,2001.


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7.

Advice of Counsel.

CyPost has had the benefit of the advice of counsel of it own choice in the negotiating, drafting and execution of this Settlement Agreement. Said counsel, Kaplan Gottbetter & Levenson, LLP, represented solely CyPost in connection herewith. KSM and PGCC have acted for themselves without the benefit of advice of counsel. KSM and PGCC have been advised by CyPost and its counsel that they are entitled to obtain, and that their best interest would be served by, advice and representation by their own, independent, counsel and have been urged by CyPost and its counsel to retain their own counsel for this purpose, and KSM and PGCC had full opportunity to do so. Notwithstanding the foregoing, KSM and PGCC have elected not to retain their own counsel, but rather to represent themselves in connection with this Agreement. Such election, and KSM's and PGCC's execution of this Settlement Agreement, were made knowingly and voluntarily. This Agreement is the result of arms-length negotiations between the parties. Accordingly, neither the entire Agreement nor any provision contained herein shall be deemed to have been proposed or drafted by any party or construed against any party. This Agreement shall be construed as a whole according to its plain meaning.

8.

Further Action.

CyPost, KSM, and PGCC hereby agree to execute and deliver any and all documents and to take any and all actions necessary to effect the transactions contemplated hereby.

9.

Sever ability.

If one or more of the provisions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the portion of such provision not so held, and the remaining provisions of this Agreement shall be construed as if such invalid, illegal or unenforceable provision were not included in them.

10.

Amendments, Modifications and Waivers.

No provision of this Agreement may be waived, modified or amended except in a written instrument signed by the party again whom such waiver, modification or amendment is sought to be enforced. No waiver of any provision hereto shall be


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deemed to be a waiver of any other provision or to imply any future waiver of the same provision.

11.

Successors and Assigns.

The provisions hereof shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

12.

Governing Law.

This Agreement shall be governed, and construed in accordance with, the laws of the Province of British Columbia. The parties agree to submit any dispute under this Agreement to the exclusive jurisdiction of the courts of the Province of British Columbia.

13.

Counterparts.

This Agreement may be executed in one or more counterparts which, when taken together, shall comprise one and the same document.

IN WITNESS WHEREOF, the undersigned have set their respective hands as of the date first written.

CyPost Corporation

/s/ Robert Sendoh
-----------------
Robert Sendoh
Chairman of the Board
CyPost Corporation

/s/ Kelly Shane Montalban
-------------------------
Kelly Shane Montalban

PACIFIC GATE CAPITAL CORPORATION

/s/ Kelly Shane Montalban
-------------------------
Name:
Title:


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